EXHIBIT 16.1

November 10, 2016

U.S. Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, DC 20549

RE:	Creative Waste Solutions, Inc.
File No.:	333-140299

We have read the statements under Item 4.01 of the Current Report on Form 8-K to be filed with the Securities and Exchange Commission on November 14, 2016 regarding the change of auditors. We agree with all statements pertaining to us.

We have no basis to agree or disagree with statements pertaining to the successor accountants.

MaloneBailey, LLP

www.malonebailey.com

Houston, Texas